Exhibit 99.2

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

Rule 4.3A
Appendix 4E
Preliminary final report
PEPLIN, INC.
ARBN 126 884 393
1.	REPORTING PERIOD

The financial information contained in this report is prepared in accordance with US generally accepted accounting principles (US GAAP) and presented in US dollars for the year ended 30 June 2009. Comparative amounts, unless otherwise indicated, are for the year ended 30 June 2008.

2.	RESULTS FOR ANNOUNCEMENT TO THE MARKET

				$USD
	Change	% Change		(000)
Revenues from ordinary activities and other income	down	60%	to	1,186

Comments regarding above item:
Revenue from ordinary activities and other income primarily comprises government grants and interest

Profit (Loss) from ordinary activities after tax attributable to members	up	69%	to	(43,868)

Comments regarding above item:
Investment in research and development increased by US$7.6 million to US$27.2 million and sales, general and administration expenses increased by US$8.0 million to US$16.1 million

Net Profit (Loss) attributable to members	up	69%	to	(43,868)

Dividends (distributions)	It is not proposed to pay dividends.
3.	COMMENTARY ON THE RESULTS FOR THE PERIOD

The decrease in Revenues is primarily the result of lower government grant income received for eligible Australian based research & development expenditure during the year.

Investment in research and development increased by US$7.6 million to US$27.2 million due to the commencement of three phase 3 clinical trials for our lead product PEP005 Gel for AK. We reported positive results from our first phase 3 clinical, REGION-I, in May, 2009 and enrolled the majority of patients in the REGION IIa and IIb trials prior to 30 June, 2009. As a result, there was a significant increase in the total number of patients treated during the year as compared to the year ended June 30, 2008.

Sales, general and administration expenses also increased by US$8.0 million to US$16.1 million primarily due to an increase of US$3.9m in foreign exchange losses incurred on US dollar denominated debt and deposits held by our Australian subsidiary, Peplin Limited, to fund clinical trial costs. In addition, there was an increase of US$2.2m in market research and related activities during the year as we move towards commercialisation of PEP005 Gel for AK and an increase in non-cash stock-based compensation expense of US$0.4m.

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

4.	INCOME STATEMENT FOR THE YEAR ENDED 30 JUNE 2009 (UNAUDITED)

	Years Ended June 30,
	2009	2008
	US$	US$
License fee revenues	—	—

Cost of operations:

Research and development	27,196,902	19,578,667
Sales, general and administrative	16,092,777	8,088,970

Total cost of operations	43,289,679	27,667,637

Loss from operations	(43,289,679)	(27,667,637)

Other income (expenses):

Interest income	583,909	1,540,748
Interest expense	(1,762,606)	(1,219,221)
Grant income	586,660	1,369,013
Other income	15,792	41,435

Total other income	(576,245)	1,731,975

Net loss before income tax expense	(43,865,924)	(25,935,662)

Income tax expense	(1,734)	(20,586)

Net loss	$(43,867,658)	$(25,956,248)

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

5.	BALANCE SHEET AS AT 30 JUNE 2009 (UNAUDITED)

	June 30,
	2009	2008
	US$	US$
Assets:
Current assets:
Cash and cash equivalents	$17,751,089	$25,230,533
Grant income receivable	179,300	169,776
Interest receivable	45,692	131,443
Prepaid expenses	764,484	778,923
Deferred costs	—	4,655,836
Lease deposits	332,157	—
Other current assets	863,099	982,400

Total current assets	19,935,821	31,948,911

Non-current assets:
Restricted cash	352,891	390,698
Lease deposits	328,646	176,170
Plant and equipment — net	2,683,077	2,824,111
Other non-current assets	63,072	629,206

Total non-current assets	3,427,686	4,020,185

Total assets	23,363,507	$35,969,096

Liabilities and stockholders’ equity:
Current liabilities:
Trade accounts payable	$3,405,613	$1,282,542
Accrued research and development	6,394,929	2,024,704
Accrued employee benefits and payroll taxes	1,025,952	779,621
Notes payable	5,629,087	5,163,171
Deferred lease incentive	46,387	—
Other accrued expenses	955,993	1,168,397

Total current liabilities	17,457,961	10,418,435

Non-current liabilities:
Accrued employee benefits and payroll taxes	75,478	48,491
Asset retirement obligation	102,946	74,504
Notes payable	2,998,467	8,612,934
Deferred lease incentive	270,822	—
Debt completion fee payable	600,000	600,000

Total liabilities	21,505,674	19,754,364

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

5.	BALANCE SHEET AS AT 30 JUNE 2009 (UNAUDITED) (continued)

	June 30,
	2009	2008
	US$	US$
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2009 and June 30, 2008	—	—
Common stock, $0.001 par value: 100,000,000 shares authorized; 15,371,121, and 10,341,484 issued and outstanding at June 30, 2009, and 2008, respectively	108,159,574	80,744,288
Class B Common stock, $0.001 par value: 1 share authorized, no shares issued and outstanding at June 30, 2009, and June 30, 2008	—	—
Additional paid-in capital	2,812,200	—
Deficit accumulated during development stage	(115,930,501)	(72,062,843)
Accumulated other comprehensive income	6,816,560	7,533,287

Total stockholders’ equity	1,857,833	16,214,732

Total liabilities and stockholders’ equity	$23,363,507	$35,969,096

6.	CASH FLOW STATEMENT FOR THE YEAR ENDED 30 JUNE 2009 (UNAUDITED)

	Years Ended June 30,
	2009	2008
	US$	US$
Operating activities:
Receipts in the course of operations	592,928	1,269,995
Payments in the course of operations	(29,182,691)	(29,060,746)
Payment of rent deposits	(484,632)	—
Refund of rent deposits	27,316	—
Income tax paid	(1,734)	—
Interest received	692,768	1,543,113
Interest paid	—	(18,942)

Net cash — operating activities	(28,356,045)	(26,266,580)

Investing activities:
Proceeds from sale of plant and equipment	889	8,543
Purchase of plant and equipment	(898,132)	(845,742)
Cash received on acquisition of Neosil	4,389,740	—
Proceeds on maturity of available-for-sale securities	2,220,989	—

Net cash — investing activities	5,713,486	(837,199)

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

6.	CASH FLOW STATEMENT FOR THE YEAR ENDED 30 JUNE 2009 (UNAUDITED) (continued)

	Years Ended June 30,
	2009	2008
	US$	US$
Financing activities:
Proceeds from share issues	24,067,380	17,051,445
Proceeds from exercise of options	32,869	9,746
Share issue costs	—	(547,764)
Restricted deposits	—	(34,376)
Proceeds from cancellation of shares due to reorganization	—	77,895
Payment for cancellation of shares due to reorganization	(20,362)	(57,533)
Proceeds from borrowings	—	15,000,000
Borrowing costs paid	(999,273)	(1,575,734)
Repayments on borrowings	(5,148,551)	(1,164,632)

Net cash — financing activities	17,932,063	28,759,047

Effect of exchange rate on cash and cash equivalents	(2,768,948)	3,329,305

Net increase in cash and cash equivalents	(7,479,444)	4,984,573

Cash and cash equivalents at beginning of year	25,230,533	20,245,960

Cash and cash equivalents at end of year	$17,751,089	$25,230,533

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

Notes to Statement of Cash Flows

	Years Ended June 30,
	2009	2008
	US$	US$

Reconciliation of operating loss after income tax to net cash used in operating activities:

Operating loss after income tax	$(43,867,658)	$(25,956,248)

Non-cash items:
Depreciation, amortization and accretion	607,697	525,274
Amortization of borrowing costs	776,197	579,745
Loss on sale of plant and equipment	87,605	160
Stock based compensation	2,601,858	2,203,739
Net (gain)/loss on foreign exchange	3,909,382	(462,579)
Neosil acquisition costs	468,527	—
Interest paid reclassified as financing cash flow	975,075	611,091
Changes in operating assets and liabilities:
Receivables and other assets	1,252	(4,086,121)
Prepaid expenses	14,439	(34,398)
Lease deposits	(457,316)	(17,821)
Payables and other accruals	6,254,534	182,289
Accrued employee benefits	272,363	188,289

Net cash used in operating activities	$(28,356,045)	$(26,266,580)

7.	DIVIDENDS

The Company did not pay any dividends during the year ended 30 June 2009 and no dividends are presently proposed as being payable.

The Company does not operate a dividend re-investment plan.

8.	DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE

	2009	2008
	US$	US$
Deficit accumulated at the beginning of the financial period	$(72,062,843)	$(46,106,595)
Net profit (loss) attributable to members	(43,867,658)	(25,956,248)
Dividends and other equity distributions paid or payable	—	—

Deficit accumulated at the end of the financial period	$(115,930,501)	$(72,062,843)

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

9.	NET TANGIBLE ASSET BACKING PER SHARE

	2009	2008
	US$	US$
Net tangible asset backing per share of common stock	0.12	1.57
10. EARNINGS PER SHARE

	2009	2008
	US$	US$
(a) Basic earnings per share of common stock (Loss) attributable to the holders of common stock of the company	(3.22)	(2.57)

(b) Diluted earnings per share (Loss) attributable to the holders of common stock of the company	(3.22)	(2.57)

(c) Reconciliations of earnings used in calculating earnings per share of common stock

Basic earnings per share of common stock (Loss) attributable to the holders of common stock of the company used in calculating basic earnings per share	(43,867,658)	(25,956,248)

Diluted earnings per share of common stock (Loss) attributable to the holders of common stock of the company used in calculating diluted earnings per share	(43,867,658)	(25,956,248)

(d) Weighted average number of shares used as the denominator	Number	Number
Weighted average number of shares of common stock used as the denominator in calculating basic earnings per share	13,644,826	10,096,957
Adjustments for calculation of diluted earnings per share	—	—

Weighted average number of shares of common stock and potential shares of common stock used as the denominator in calculating diluted earnings per share	13,644,826	10,096,957

Information concerning the classification of securities

Options

Options granted to employees, contractors or non-employees have not been included in the determination of basic or diluted earnings per share of common stock. These options could potentially dilute basic and diluted earnings per share of common stock in the future.

11.	CHANGES IN CONTROL OVER GROUP ENTITIES

Effective October 16, 2008 we acquired 100% of Neosil, Inc. The agreed purchase price of $6.7 million, which was based on the estimated cash balance of Neosil at the closing, was paid with 819,378 shares of our common stock.

12.	ASSOCIATES AND JOINT VENTURES

During the year the Company did not hold interests in associates or joint ventures.

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

13.	RETURNS TO SHAREHOLDERS INCLUDING DISTRIBUTIONS AND BUY BACKS

Nil.

14.	SEGMENT REPORTING

The Company operates in one business segment. Its activities comprise of research and development of the therapeutic products for the treatment of cancers and other diseases, from which it derives no customer revenue. The Company operates in two geographical areas being Australia and the United States, with total assets as follows:

	June 30,
	2009	2008
Australia	$15,118,698	$33,852,068
United States	8,244,809	2,117,028

	$23,363,507	$35,969,096

15.	CONTINGENT LIABILITY

The collaboration with Allergan for the development and commercialization of PEP005 Topical was discontinued in October 2004. Under the terms of an agreement to terminate the collaboration, should Peplin relicense PEP005 Topical to another party, Peplin will pay Allergan 25% of pre-commercialization payments in the nature of license fees it receives subject to a cap of $3.0 million, and 25% of post commercialization royalties and similar revenue subject to a cap of $4.0 million, however, the combination of pre-commercialization license fees and post-commercialization royalties will not exceed $4.0 million. Alternatively, if Peplin itself markets PEP005 Topical in North and South America, Peplin will pay Allergan up to $4.0 million by way of a 10% royalty. There are no amounts accrued for in the financial statements as a result of the termination agreement.

Under agreements with Queensland Institute of Medical Research (“QIMR”), Peplin has agreed to pay royalties of 0.6% of gross revenue to be derived in the future from intellectual property arising from certain research concerning HIV and protein kinase C conducted by QIMR on behalf of the Company. No royalties have been paid under this agreement from inception through June 30, 2009.

In November 2003, Peplin acquired a patent portfolio of intellectual property from Biolipids Pty Ltd (“Biolipids”). Under the terms of the acquisition, Peplin made an initial payment of cash, common stock and options over common stock. In addition, Peplin agreed to a series of future contingent payments, payable in common stock, relating to key milestones in the development and commercialization of compounds in the patent portfolio. At June 30, 2005 and at June 30, 2006 the Company determined that the Biolipids patents were impaired resulting in impairment loss of $210,387 and $77,626 for the years ended June 30, 2005 and 2006, respectively. At June 30, 2008 and 2009, the carrying value of the patents is zero.

During 2006, Peplin renegotiated the terms relating the future contingent milestone payments in consideration for the re-assignment of certain patents to an associate of Biolipids. These patents related to intellectual property outside of Peplin’s core focus in cancer and pain topical drug treatment. Under the terms of the revised agreement, Peplin may elect to make milestone payments in cash or common stock and these payments are capped as to value and number of shares or cash. The maximum number of shares capable of allotment under this revised agreement is 63,295 shares of common stock with a maximum market value of shares issued of $837,601. At June 30, 2009, no milestone payments are due or payable under this agreement.

Appendix 4E
Peplin, Inc.	Preliminary final report
Year ended 30 June 2009

16.	UNAUDITED FINANCIAL INFORMATION

This report is based on accounts which are in the process of being audited. The audit report is not expected to be qualified.

David Smith
Company Secretary
31 August 2009